UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2016

Iconix Brand Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10593	11-2481093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Broadway, 3rd floor, New York, NY		10018
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 730-0030

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported, on March 7, 2016, Iconix Brand Group, Inc. (the “Company”) entered into a credit agreement (the “Credit Agreement”), among IBG Borrower LLC, the Company’s wholly-owned direct subsidiary, as borrower (“IBG Borrower”), the Company and certain wholly-owned subsidiaries of IBG Borrower, as guarantors (the “Guarantors”), Cortland Capital Market Services LLC, as administrative agent and collateral agent (“Cortland”), and the lenders party thereto from time to time (the “Lenders”), including CF ICX LLC and Fortress Credit Co LLC (“Fortress”), by which the Lenders provide to IBG Borrower a senior secured term loan (the “Senior Secured Term Loan”) in an aggregate principal amount of $300 million. Pursuant to the terms of the Credit Agreement, the proceeds of the Senior Secured Term Loan must be used to repay the Company’s 2.50% convertible senior subordinated notes due June 2016 and issued pursuant to that certain Indenture, dated as of May 23, 2011, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “2016 Convertible Notes”), on or before their maturity.

Upon satisfaction of applicable conditions precedent on April 4, 2016 (the “Closing Date”), the Lenders deposited the net cash proceeds of the Senior Secured Term Loan, and IBG Borrower deposited additional funds representing the difference between such net cash proceeds and the principal amount of the 2016 Convertible Notes and interest payable thereon through their maturity, into an escrow account. Effective as of the Closing Date, the funds in the escrow account may be released to IBG Borrower from time to time, subject to the satisfaction of customary conditions precedent upon each withdrawal, exclusively to finance repurchases of, or at the maturity date thereof to repay in full, the 2016 Convertible Notes. The Company may determine to make these repurchases in the open market or privately negotiated transactions, depending on prevailing market conditions and other factors.

The brief description of the terms of the Credit Agreement in this Item 2.03 is qualified in its entirety by reference to the provisions of the Credit Agreement, a copy of which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 7, 2016 and is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On April 4, 2016, the Company issued a press release announcing the consummation of the transactions described in Item 2.03, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, regardless of any general incorporation language in those filings. In addition, the press release contains statements intended as “forward-looking statements” which are subject to the cautionary statements about forward-looking statements set forth in such press release.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release titled “Iconix Brand Group Announces Funding of $300 Million Term Loan,” dated April 4, 2016.*

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICONIX BRAND GROUP, INC.

By:	/s/ Jason Schaefer
	Name:	Jason Schaefer
	Title:	Executive Vice President and General Counsel

Date: April 4, 2016

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release titled “Iconix Brand Group Announces Funding of $300 Million Term Loan,” dated April 4, 2016.*

* Furnished herewith.

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